Exhibit 99.1

Meru Networks Announces Pricing of Public Offering of Common Stock

SUNNYVALE, Calif., February 27, 2013 — Meru Networks, Inc. (NASDAQ: MERU) today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a purchase price of $4.00 per share.  Gross proceeds, before deducting the underwriting discounts and commissions and offering expenses payable by Meru, are expected to be approximately $12 million.  The offering is expected to close on or about March 4, 2013, subject to satisfaction of customary closing conditions.  Meru has granted the underwriter a 30-day option to purchase up to 450,000 additional shares of common stock to cover overallotments, if any.  Directors and executive officers of Meru Networks will purchase shares from the underwriters at the public offering price.

William Blair & Company, L.L.C. is acting as the sole book-running manager of the public offering.

The offering is being made to purchasers pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission, or SEC.  A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus relating to the offering will be filed with the SEC.  Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained by contacting William Blair & Company, L.L.C. at 222 West Adams Street, Chicago, IL 60606, Attention: Prospectus Department, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.  Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock of Meru Networks, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Meru Networks

Meru Networks (NASDAQ: MERU) designs, develops, and distributes virtualized wireless LAN solutions that provide enterprises with the performance, reliability, predictability and operational simplicity of a wired network with the advantages of mobility.  Meru Networks eliminates the deficiencies of multichannel, client-controlled architectures with its innovative, single-channel, virtualized network architecture that easily handles device density and diversity.  Meru’s wireless LAN solutions are deployed in major verticals, including Fortune 500 businesses, education, hospitality, healthcare and retail supply chain.  Founded in 2002, Meru is headquartered in Sunnyvale, Calif., with operations in North America, Europe, the Middle East and Asia Pacific.  Visit www.merunetworks.com or call (408) 215-5300 for more information.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the “safe harbor”

provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the completion, timing and size of the proposed offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the ability to manage successfully and complete the public offering, the general economic and/or market conditions and the risk factors set forth in the Meru Network’s filings with the SEC, including Meru Network’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and the preliminary prospectus supplement related to this public offering.  Meru Networks undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Press Contact:

Parallax Public Relations for Meru Networks

Wilson Craig

+1 408 516 6182

wilson@parallaxpr.com